Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Insured California Tax-Free Advantage Municipal Fund
333-100323
811-21212


The annual meeting of shareholders was held on November 30, 2009. The meeting was subsequently adjourned to January 12, 2010. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>To approve the elimination of
the fundamental policies relating
 to investments in insured
municipal securities.
 <c>Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred shares voting
 together as a class
   For
            2,746,770
                      355
   Against
               243,519
                         -
   Abstain
               144,409
                         -
   Broker Non-Votes
               850,354
                         -
      Total
            3,985,052
                      355



To approve the new fundamental
policy relating to investments in
insured municipal securities.


   For
            2,761,812
                      355
   Against
               244,422
                         -
   Abstain
               128,464
                         -
   Broker Non-Votes
               850,354
                         -
      Total
            3,985,052
                      355